CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Statement of Additional Information constituting parts of this Post-Effective Amendment No. 97 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated December 10, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Colonial Federal Securities Fund, Colonial Global Equity Fund, Colonial Global Natural Resources Fund, Colonial Growth Shares Fund, Colonial International Fund for Growth, Colonial Strategic Balanced Fund and The Colonial Fund, each a series of Colonial Trust III and our report dated December 18, 1996, relating to the financial statements and financial highlights appearing in the October 31, 1996 Annual Report to Shareholders of Colonial Global Utilities Fund, a series of Colonial Trust III, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "The Fund's Financial History" in the Prospectuses and "Independent Accountants" in the Statements of Additional Information.


Price Waterhouse LLP
Boston, Massachusetts
February 14, 1997